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                                                                   Exhibit 10.53
                                   WATT PLAZA
                                 OFFICE SUBLEASE

1.       PARTIES:
         -------

THIS WATT PLAZA OFFICE SUBLEASE (this "Sublease") is made and entered into as of the 24 day of October,  2005 by and between  FREDERICK R. WEISMAN  PHILANTHROPIC

FOUNDATION,  formerly  FREDERICK R. WEISMAN TRUST of 1991, an Irrevocable Trust,

("Sublessor"), and CIRTRAN CORPORATION, a Nevada Corporation ("Sublessee"), with reference to the following:

         Sublessor  as  Lessee,  and  1875/1925  CENTURY  PARK EAST  COMPANY,  a

California  general  partnership  ("Lessor"),  as Lessor,  entered  into a Lease

Agreement dated September 26, 1996. The Lease Agreement was subsequently amended by Amendment  #1 between  Lessee and Lessor dated June 26, 1997 and by Amendment

#2 between  Lessee and Lessor dated  October 6, 1998 and by Amendment #3 between

Lessee and Lessor  dated July 13, 1999 and by  Amendment  #4 between  Lessee and

Lessor dated June 29, 2000 and by  Amendment #5 between  Lessee and Lessor dated

July 12, 2001 and by  Amendment #6 between  Lessee and Lessor dated  November 5,

2002. The Lease  Agreement and Amendments 1, 2, 3, 4, 5 and 6 shall  hereinafter collectively be known as the "Master Lease",  a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

2.       PROVISIONS CONSTITUTING SUBLEASE:
         --------------------------------

         This  Sublease  shall be of no force and  effect  unless  and until the

Lessor shall grant its consent in writing  thereto.  This Sublease is subject to all of the terms and  conditions  of the  Master  Lease  except as  specifically provided  herein,  and  Sublessee  shall assume and perform the  obligations  of

Sublessor as Lessee in said Master Lease (with respect to the Premises,  defined


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in Paragraph 4 below, only), to the extent said obligations are not inconsistent with the terms and  conditions of this Sublease.

3.       MASTER LEASE PROVISIONS
         -----------------------

         In cases of any  conflicts  between the terms of this  Sublease and the terms of the Master Lease,  the terms of this Sublease shall prevail.  All terms and  conditions  of the Master  Lease that are  inconsistent  with the terms and conditions of this Sublease are excluded from this Sublease,  including, without limitation,  Paragraphs  4, 5, and 20 (to the extent that said  Paragraph 20 may negatively affect Sublessee's right to the quiet enjoyment,  possession, and use of the Premises).  All of the terms and conditions contained in the Master Lease that are not inconsistent with this Sublease are incorporated  herein (with each reference  therein to Lessor and Lessee to be deemed to refer to  Sublessor  and

Sublessee),  and, together with the terms and conditions set forth herein, shall constitute  all of the terms  and  provisions  of this  Sublease.

4.       PREMISES:
         ---------

         Sublessor leases to Sublessee and Sublessee leases from Sublessor,  but not by way of assignment,  those certain Premises  constituting a portion of the

17th floor and containing approximately 2,362 square feet (rentable), designated as Suite  1790,  as  shown on the plan  attached  hereto  as  Exhibit  B, in the building  located at 1875  Century  Park East,  Los  Angeles,  California  90067

("Premises").  Sublessee  agrees to accept the Premises in an "as is"  condition and  Sublessor  shall not be required to perform any work in the Premises at its expense unless otherwise herein provided.


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  5.     TERM:
         ----

         5a.      The term of this Sublease shall be for a period  commencing on the date upon which Lessor  shall grant its consent in writing to this  Sublease

("Commencement  Date"), and ending on October 31, 2007, unless sooner terminated pursuant to any provision hereof.

         5b.      Notwithstanding  said  Commencement  Date,  if for any  reason

Sublessor  cannot deliver  possession of the Premises to Sublessee on said date,

Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the  obligations of Sublessee  hereunder or extend the term hereof,  but in such case Sublessee shall not be obligated to pay rent until  possession of the Premises is tendered to  Sublessee;  provided,

however,  that if Sublessor shall not have delivered  possession of the Premises within  ninety  (90)  days  from  said  Commencement  Date,  Sublessee  may,  at

Sublessee's  option,  by notice in  writing  to  Sublessor  within ten (10) days thereafter,  cancel  this  Sublease.  If this  Sublease is  cancelled  as herein provided,  Sublessor shall return any monies  previously  deposited by Sublessee and the parties shall be discharged from all obligations hereunder.

         5c.      In the event that Sublessor  shall permit  Sublessee to occupy the Premises prior to the Commencement Date of the term, such occupancy shall be subject to all of the provisions of this Sublease.  Said early  possession shall not advance the termination date of this Sublease.

         5d.      In the event of the  termination  of  Sublessor's  interest as

Lessee under the Master Lease by Sublessor's default, Sublessor agrees to ensure that Sublessee's  right to quiet enjoyment of the Premises is not interrupted or violated, and specifically agrees, without limitation,  upon such termination by default,  to pay all  costs of  moving,  alternative  lease  space  selected  by

Sublessee  (in its  reasonable  but  sole  discretion),  and all  other  damages suffered by Sublessee in the event that Lessor requires  Sublessee to vacate the


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Premises  or takes  any  other  action  against  Sublessee  that  would  violate

Sublessee's right to quiet enjoyment of the Premises.

6.       RENT:
         ----

         6a.      Basic Rent: Sublessee shall pay to Sublessor as basic rent for the Premises an equal monthly  installment  of Four  Thousand,  Four Hundred and

Eighty-Seven Dollars and Eighty Cents ($4,487.80),  in advance, on the first day of each month of the term hereof,  except that,  the rent for the first month of the sublease  term shall be due and payable upon  Sublessee's  execution of this

Sublease agreement hereof.

         Rent for any period  during the term hereof  which is for less than one month  shall be a pro rata  portion of the  monthly  installment.  Rent shall be payable without notice or demand and without any deduction, offset, or abatement in lawful  money of the United  States of America to  Sublessor  at the  address stated  herein or to such other person or at such other places as Sublessor  may designate in writing.

         6b.      Rent  Adjustment:  Sublessee shall not be obligated to pay any additional rent,  fees, or charges  throughout the term of this Sublease (except in the event of Sublessee's default as provided herein).  This is a full service gross  Sublease.  As a result,  notwithstanding  anything else contained in this

Sublease,  Sublessee shall not be obligated to pay any of the costs  customarily paid by a Sublessor, including, without limitation, all utilities, taxes, common area maintenance,  maintenance of the Premises or janitorial service incurred in connection with its use of the Premises when such services are being used during normal  business hours as defined by Exhibit "C" of the Master Lease.  Any usage of HVAC or other  utilities or building  services  outside said normal  business hours shall be paid for by Sublessee. Further, all costs incurred by Sublessee's usage of the building  services  (including cost for security services and usage


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of the elevator outside of normal business hours) for moving into and out of the building,  if any,  shall be paid for by Sublessee.  In addition,  this Sublease shall not be construed to require Sublessee, under any circumstances, to furnish any services or facilities or to make any  improvements,  repairs or alterations of any kind in, on or to the Premises.

         6c.      Rent  Abatement:  Sublessee  shall  have one (1) month of rent abatement which shall be during month two (2) of said sublease term.

7.       SECURITY DEPOSIT:
         -----------------

         Sublessee shall deposit with Sublessor upon execution hereof the sum of

Four  Thousand,   Four  Hundred  and  Eighty-Seven   Dollars  and  Eighty  Cents

($4,487.80)  as  Security  Deposit  for  Sublessee's   faithful  performance  of

Sublessee's  obligations  hereunder.  If  Sublessee  fails  to pay rent or other charges due  hereunder,  or otherwise  defaults with respect to any provision of this  Sublease,  Sublessor  may use,  apply or retain all or any portion of said deposit  for the  payment  of any rent or other  charge  in  default  or for the payment of any other sum to which  Sublessor  may become  obligated by reason of

Sublessee's  default,  or to  compensate  Sublessor for any loss or damage which

Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit,  Sublessee  shall,  within ten (10) days after written  demand,

deposit cash with  Sublessor in an amount  sufficient to restore said deposit to the full amount hereinabove  stated, and Sublessee's failure to do so shall be a breach of the Sublease, and Sublessor may at its option terminate this Sublease.

Within ten (10) days after the  expiration of the term hereof,  on the condition that Sublessee has vacated the Premises and has fully and  faithfully  performed every provision of this Sublease to be performed by it, the security  deposit or

any  balance  thereof,   together,  shall  be  returned  to  Sublessee  (or,  at

Sublessor's  option,  to the last  assignee,  if any,  of  Sublessee's  interest hereunder).


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8.       PARKING:
         -------

         Sublessor  hereby  grants  to  Sublessee  for its own use its seven (7)

unassigned  parking  spaces in the Building of which the  Premises  form a part,

which  Sublessee  may rent at parking  rates as charged  by the  parking  garage operator and subject to the parking agreement of the Master Lease.

9.       USE:
         ---

         The  Premises  shall  be used  and  occupied  for  general  office  use consistent with the character of a first class office building.

10.      SIGNAGE:
         --------

         Sublessee shall have the right to place a  building-standard  plaque on or near the entrance to the Premises,  and shall have rights  identical to those of Sublessor as to signage.  The cost of producing  and  installing  Sublessee's building-standard plaque shall be paid for by Sublessee.

11.      DEFAULT:
         --------

         11a.     General  Provisions.  In the event of default by  Sublessee in the payment of rents or in the  performance of any other terms and conditions of this  Sublease,  Sublessor  shall have, in addition to whatever other rights and remedies it may have at law or in equity,  those  rights and  remedies  that the

Lessor has  against  Sublessor  as Lessee  under the  Master  Lease that are not inconsistent with the terms and conditions of this Sublease.

         11b.     Written  Notice  of  Default.  Notwithstanding  anything  else contained  herein or in Section 11a., if Sublessee  shall default in the payment of the Rent or other payments due hereunder,  if any, or under any other term or provision of this  Sublease,  Sublessor  shall  provide  written  notice of such default to Sublessee  pursuant to Section 13 herein,  and shall grant  Sublessee ten (10) days, per Paragraph  17.1 (b) of the Master Lease,  to cure the default


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from the date of delivery of this written notice;  provided,  that if the nature of Sublessee's  default is such that it cannot be cured solely by the payment of money and that more than ten (10)  days are  reasonably  required  for its cure,

then  Sublessor  shall  grant  Sublessee  additional  time to cure,  pursuant to

Paragraph 17.1 (b) of the Master Lease.

12.      ASSIGNMENT AND SUBLETTING:
         --------------------------

         Neither  Sublessee  nor  Sublessor  shall  assign this  Sublease or any interest  therein or further  sublet any portion of the Premises or any right or privilege  appurtenant  thereto  without  the  Lessor's  consent  first  had and obtained.

13.      NOTICE:
         ------

         Any notice  required  and  permitted to be given  hereunder  must be in writing and may be given by personal  delivery or by mail,  and if given by mail shall be deemed  sufficiently  given if sent by  registered  or  certified  mail addressed to Sublessee at the Premises or Sublessee's  corporate  office located at 4125 South 6000 West, West Valley City, Utah 84128  (Attention:  Mr. Iehab J.

Hawatmeh),  and Sublessor at 265 North Carolwood  Drive,  Los Angeles,  CA 90077

(Attention:  Mr. Steve Arnold).  Either party may by written notice to the other specify a different address for notice purposes except that the Sublessor may in any event use the Premises as Sublessee's address for notice purposes.

14.      COMMISSION:
         ----------

         Upon full  execution  of this  Sublease  by all  parties and receipt of

Sublessee's  prepaid rent and security  deposit and written approval and consent of  Landlord,  Sublessor  shall  pay  Pacific  Commercial  Realty a real  estate commission in the amount agreed to in a separate written agreement.

[Signatures on following pages]


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Dated this  24  day of October, 2005
           ----
SUBLESSEE                                          Address:

CIRTRAN CORPORATION,
a Nevada Corporation                               4125 South 6000 West
                                                   West Valley City, Utah 84128


By: /s/ Iehab Hawatmeh
Name: Iehab J. Hawatmeh
Title: President and CEO






SUBLESSOR

Steve Arnold, acting as Treasurer of the
FREDERICK R. WEISMAN
PHILANTHROPIC FOUNDATION,                          Address:
formerly FREDERICK R. WEISMAN
TRUST of 1991, an Irrevocable Trust
                                                   265 N. Carolwood Drive
                                                   Los Angeles, CA  90077

By:   /s/ Steve Arnold
Name:  Mr. Steve Arnold
Title:  Treasurer















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